Exhibit 10.1

CONTRACT FOR DEED

PARTIES:

The parties to this agreement are Dlorah, Inc., a South Dakota corporation of Rapid City, South Dakota, hereinafter referred to as “Seller” and Sharaf 3 Properties, LLC, a South Dakota Limited Liability Company, hereinafter referred to as “Buyer.”

PURPOSE AND CONSTRUCTION:

The purpose of this Contract for Deed is to specify the agreed upon terms and conditions of the sale of the real estate hereinafter described from the Seller to the Buyer.

For purposes of interpretation of this agreement, reference to the singular and masculine shall be construed to include the plural and feminine or neuter or vice versa as the parties to and context of this agreement so require.

PROPERTY:

The real property, hereinafter “Property,” covered by this agreement is located in Rapid City, Pennington County, and is described as follows:

Lots 1 through 10, Lots 13, 14, 15 and 16 and Lots 25-28 in Block 107 of the Original Townsite;

Lots 11 Revised and 12 Revised in Block 107 of the Original Townsite as shown on plat in Plat Book 17 at Page 150;

Lots 1-22 and Lots 26-32 in Block 108 of the Original Townsite;

Lots 7-16 in Block 109 of the Original Townsite;

Together with vacated Second Street between Lot 1 in said Block 108 and Lot 16 in said Block 109 and vacated Third Street between Lot 1 in said Block 107 and Lot 16 in said Block 108

All in the City of Rapid City, Pennington County, South Dakota,

together with all improvements located thereon and subject to all rights of way, patent reservations, easements and restrictions of record, if any

PRICE AND TERMS OF PAYMENT:

The total purchase price for the property described above shall be the sum of Four Million Dollars ($4,000,000) to be paid as follows:

The sum of Twenty Thousand Dollars ($20,000) received as consideration for an Option paid by the Buyer to the Seller is hereby acknowledged and applied to the purchase price. The balance in the amount of Three Million Nine Hundred Eighty Thousand ($3,980,000) together with interest thereon at five percent (5%) per annum, shall be due according to the following terms:

1. Interest on the balance due from time to time shall be charged and collected at the rate of five percent (5%) per annum. Interest shall be paid not less than annually on or before December 31 of each calendar year commencing with December 31, 2013. The entire balance, principal and accrued interest, shall be due on the third anniversary of the closing date. Interest shall commence on the closing date.

All payments shall be applied first to accrued interest and the balance to principal based upon actual days calculated on the basis of a 365 day year.

PREPAYMENT/RELEASE PARCELS

The Buyer shall, at all times, have full right of prepayment, being obligated only for payment of interest to the date of payment in full of this Contract for Deed. The Buyer further may, by making prepayments, obtain the release of portions of the property for the prepayment sums for each identified as follows:

1.	The Administration Building and Gymnasium consisting of the buildings and improvements, property described in Parcel No. 1, of Exhibit A, take out price $2,250,000.00, total principal reduction required plus payment of interest on said principal amount at date of take out.

2.	Library, property described in Parcel No. 2, of Exhibit A, take out price $1,250,000.00, total principal reduction required plus payment of interest on said principal amount at date of take out.

3.	Animal Health Building, property described as Parcel No. 3, of Exhibit A, take out price $750,000.00 total principal reduction required plus payment of interest on said principal amount to date of take out.

4.	Dorm Building, property described as Parcel No. 4, of Exhibit A, take out price $750,000.00, total principal reduction required plus payment of interest on said principal amount at date of take out.

In the event of prepayments and releases, the total purchase price shall never exceed $4,000,000.00.

In the event of a prepayment for a parcel, as permitted herein, the Seller shall provide a Warranty Deed for the parcel selected. Any additional title insurance expense or filing fee required for the parcel so released and transferred shall be at Buyer’s expense.

TITLE:

A conveyance to the Buyer shall be made by good and sufficient Warranty Deed and the transfer fee paid by the Seller. The Seller will cause the Warranty Deed(s) to be deposited in escrow pending performance of this agreement by the Buyer. The same may be replaced from time to time based upon any take outs by prepayment as permitted under this Contract for Deed.

TITLE INSURANCE:

The parties agree that the Seller shall provide a commitment for an owner’s policy of title insurance in the amount of Four Million and 00/100 Dollars ($4,000,000.00) at least three (3) days prior to closing. Buyer shall have three (3) days after receipt thereof to examine the same and make any objections to title or the same shall be deemed waived. Following closing, the Seller shall cause the owner’s policy of title insurance to be issued subject to the standard exceptions and the terms and conditions of this Contract for Deed.

ESCROW:

The parties to this agreement hereby designate Old West Escrow, of Rapid City, South Dakota, as their escrow agent. Said escrow agent shall hold the original copy of this contract, the warranty deed, and abstract of title or title insurance policy pending performance of this agreement by the parties. Annual distribution of interest payments to be made to Seller.

Seller and Buyer shall divide all initial and annual escrow charges.

Upon full performance of this agreement or a partial release of a specific parcel pursuant to the Prepayment/Release Parcels above, the escrow agent shall deliver to the Buyer the applicable Warranty Deed and upon full performance for all parcels the title insurance policy.

PERSONAL PROPERTY RETAINED:

The Seller and Buyer have agreed that the Seller shall retain the personal property listed on Exhibit B on the premises at the Animal Health Building at the time of closing.

ALLOCATION OF PURCHASE PRICE:

The parties acknowledge and agree that the sale and purchase price shall be allocated as follows:

See Exhibit A attached hereto.

LIMITED WARRANTIES:

The Seller makes the following limited warranties:

(A) There are no leases or other tenancy agreements, either written or oral, relative to the property which can or will be extended beyond the closing date, with the exception of the Lease to the Seller. No one is or will be in possession thereof, under claim of right, other than Seller on the closing date.

(B) Seller is not a party to any contract, written or oral, which will give rise to a lien (including, but not limited to, construction lien or mechanic’s lien) or other encumbrance on the property.

(C) There are no options, rights of refusal or other contracts to purchase all or any portion of the property other than this agreement and the prior option granted to the Buyer which is satisfied by this Contract for Deed. To Seller’s knowledge, there are no restrictive covenants or contracts or agreements affecting the use of the property other than those of record.

Buyer agrees and acknowledges that except for the Seller’s representations, warranties and covenants set forth in this agreement and in the deeds and documents delivered in connection with this agreement, Seller makes no warranties or representations regarding the physical condition of the property and as to matters relating to physical condition of the property outside of the scope of Seller’s said warranties and representations. Buyer’s have had full opportunity pursuant to an Option to Purchase to inspect the property and acknowledge that they have completed such inspection as Buyer requires and agree to accept the property in “as is” physical condition in reliance upon their own physical inspections and environmental review of the site.

TAXES:

The Seller shall pay the 2012 real estate taxes and any prior real estate taxes at closing, if any there be. The real estate taxes for the year 2013 and all subsequent real estate taxes upon the premises shall be paid by the Buyer. Buyer shall furnish Seller with proof of payment by delivery of receipt for payment of real estate taxes not later than November 1 of each year throughout the term of this Contract beginning with November 1, 2014. In the event of nonpayment by Buyer, the Seller reserves the right to make payment of real estate taxes in order to protect Seller’s interest in the property. Seller shall not be required to make such payments but in the event that Seller shall, any sum advanced for payment of real estate taxes shall become an obligation of the Buyer due upon demand from Seller together with interest thereon at twelve percent (12%) per annum from and after the date of payment of the taxes by the Seller.

CLOSING COSTS:

The parties shall each pay their separate attorney’s fees for the preparation and review of sale and closing documents. The parties shall split the title insurance fee and closing fee. Seller shall pay the South Dakota transfer fee and Buyer shall pay any fees to record the deed or deeds. Buyer shall pay any additional title insurance fees or filing fees necessitated by release of a parcel as permitted by this Agreement.

INSURANCE:

The Buyer agrees to insure any insurable buildings upon the property against loss by wind, weather, fire, and extended coverage with buildings insured for at least their replacement cost or maximum insurable value, whichever is less. Such insurance coverage shall be obtained by the Buyer and maintained from the date of execution and closing under this Contract for Deed until this agreement is fully performed by the parties. Such insurance shall be with an insurance company or companies authorized to do business in the State of South Dakota and acceptable to the Seller. Seller shall be named as mortgagee on all hazard insurance. Any portion of the Property which has been released as a prepayment parcel shall be released from the requirements of providing insurance in favor of the Seller as required herein against losses thereon.

In addition, Buyer agrees to obtain and maintain throughout the term of this Contract a general liability insurance policy in the amount of not less than Four Million Dollars ($4,000,000.00) single limit coverage with the Seller named as additional insured thereon.

Buyer agrees to furnish evidence of insurance coverage as required herein to the Seller at closing and from time to time thereafter as required by this Contract and upon request by the Seller.

Seller reserves the right to demand proof of such insurance and if such proof is not forthcoming within ten (10) days, Seller may obtain such insurance and charge the cost of such insurance to Buyer, the same to be due upon demand from Seller together with interest thereon at twelve percent (12%) per annum from and after the payment for such insurance by Seller. The failure of the Buyer to pay the same upon demand shall be considered to be a default in Buyer’s performance, as shall failure to provide such insurance and any action of the Seller to obtain such insurance shall not be deemed a waiver of default.

All policies shall require a minimum of twenty (20) days notice of cancellation to the Seller prior to any cancellation or termination of the same.

In the case of a partial loss to one or more improvements, the proceeds shall be used to repair said improvements unless otherwise agreed by the parties. In the case of a total loss to the improvement(s) in one or more of the parcels identified in the section entitled “Prepayment/Release Parcels,” Buyer shall elect, within sixty (60) days, to either utilize any insurance proceeds to rebuild said improvement(s) or to apply all insurance proceeds toward payment of the take out price for the specific parcel(s) in which the improvement(s) were located.

RISK OF LOSS:

The Seller assumes all risk of loss until the date of closing. Thereafter, the Buyer assumes all hazards of damage or destruction or risk of loss to any of the improvements.

POSSESSION AND LEASE-BACK:

The parties agree that the Buyer may assume possession of the premises at closing subject to the following:

1. Seller shall retain possession of and responsibility for maintenance and utilities of the Animal Health building through May 31, 2013;

2. Commencing June 1, 2013, Seller shall lease the Animal Health building and parking back from the Buyer for a term of ten (10) years at $9.00 per square foot. Seller will have the option to terminate the Lease at the end of five (5) years according to Exhibit C attached hereto. Seller shall have the option to renew the Lease for an additional term of five (5) years according to all of the terms and conditions of the Lease. Buyer shall receive a monthly credit for the rent of the Animal Health facility in the amount of the monthly rental credited against Buyer’s interest obligation upon the debt remaining due from time to time until Buyer has paid all balances due under this Contract. Thereafter, rental shall be paid in the normal manner.

ASSUMPTION:

The Buyer acknowledges and agrees that this Contract for Deed is personal to the parties and that the same shall not be assumable by any other party, however, it may be assigned to a subsequent Buyer with the consent of the Seller, which consent shall not be unreasonably withheld. No such consent shall be deemed to be a release of Buyer from any of the terms and conditions of this agreement unless specifically set forth therein nor shall Seller be required for any reason to consent to release of Buyer from the terms hereof.

IMPROVEMENTS TO THE PROPERTY;

The Buyer shall not construct any new improvements nor make any structural modifications or structural alterations of the property without the express written consent of the Seller which consent shall not be unreasonably withheld. Buyer shall disclose by reasonable disclosure, its plans for any such structural changes or modifications or construction of any new structures and Buyer’s means of financing the same and Seller shall have a period of ten (10) business days within which to accept or reject such changes. The failure of the Seller to object shall be deemed acceptance of the proposed changes. Buyer shall provide proof of financing satisfactory to Seller prior to commencement of construction of any improvements. Seller shall have ten (10) days in which to accept or reject such financing and failure to object to proposed financing shall be deemed acceptance of the same. This section will not apply to any parcel which has been bought out.

LEASING – ASSIGNMENT OF RENTS:

Any leases of the property during the term hereof except the Lease to Seller referred to above, shall be subject to prior approval of the Seller, which approval shall not be unreasonably withheld, provided that Seller may object to a proposed lease to a tenant providing animal health educational services in direct competition with Seller’s animal health program pursuant to its Lease.

The Buyer hereby assigns, transfers and sets over to Seller the rents, profits and income derived from the real estate and the buildings and improvements on the premises with full and complete authority and right in Seller in case of default in the payment of the indebtedness or any part of such indebtedness or failure to comply with any of the terms and conditions of this Contract for Deed and to demand, collect, receive and receipt for such rents, income and profits, to take possession of the premises without having a receiver appointed therefore and to rent and manage the same from time to time and apply the net proceeds of the rents, income and profits from the property on the indebtedness until all delinquencies advanced and the indebtedness are paid in full by the application of the rents or until title is obtained by the Buyer. Any parcels bought out during the term of the Contract will be exempt and released from the Assignment of Rents. Any approved lease shall survive all actions to enforce the Contract for Deed and Seller shall not disturb a tenant’s possession of the premises, so long as tenant is in full compliance with all of the covenants, terms and conditions of such lease. Seller may require the tenant to attorn to the Seller at any foreclosure of this Contract.

REPAIRS AND MAINTENANCE:

The Buyer acknowledges and agrees that Buyer shall maintain the premises in a good condition. The Buyer shall further maintain all improvements in a state of good repair throughout the term of this Contract in a responsible manner.

INSPECTION:

The Buyer acknowledges and agrees that the Seller has the right to inspect the premises and improvements at reasonable times, upon reasonable notice throughout the period of this Contract, in order to verify compliance with the terms and conditions of this Contract.

MECHANIC’S LIENS:

The Buyer agrees that Buyer will not, at any time during the term of this agreement, permit the filing of any Mechanic’s Lien against the above-described property. Buyer agrees that if a Mechanic’s Lien is filed it will be discharged within a period of thirty (30) days after the Buyer has notice of said filing unless Buyer has a bona fide dispute with the lien holder, in which event, the Buyer may post a bond for double the amount of the Mechanic’s Lien in the manner provided by statute and proceed with litigation or other determination of the Mechanic’s Lien causing the same to be discharged nevertheless upon final determination thereof.

WASTE:

While performing the terms of this agreement, Buyer agrees to make no alterations to the above-described property which will diminish the value of the property. Buyer shall permit no waste upon or damage to the property, the structures and the improvements thereon keeping the same in a state of good repair and condition at least equal to that which exists at the time when Buyer takes possession.

ENVIRONMENTAL HAZARDS:

The Seller makes no disclosure or warranties as to hazardous materials located upon the property as such materials are defined under any applicable federal, state or local statute ordinance or regulation. The Buyer agrees that the Buyer has had full opportunity to inspect the premises and to perform a Phase I Environmental review of the site and accepts the same “as is” “where is.” The Buyer further agrees that during the term of this Contract, Buyer shall not place or cause to be placed or permit to be placed upon the premises or the improvements thereof, any hazardous materials as the same may be defined by federal, state, or local statute, ordinance or regulation, except in manners acceptable according to ordinary building practices and then only upon notice to the Seller.

EMINENT DOMAIN:

If any part of the Property is taken by public authority under the power of eminent domain, any award of damages for such taking, up to the amount then unpaid on the indebtedness hereby secured or if the damages paid are allocable to only one described take out parcel, up to the take out amount, shall be paid to the Seller and such amount shall be credited on the indebtedness secured hereby. The balance of any such damages and awards, if any, shall be paid to the Buyer.

BINDING EFFECT:

This agreement shall be binding upon the parties hereto, their personal representatives, and permitted assigns.

INTEGRATION:

The parties agree that this writing, together with a Purchase Agreement, constitutes the entire agreement between them and that there are no other oral or collateral agreements or understandings of any kind or character except those contained therein.

DEFAULT:

In the event of the default of the Buyer to make any of the payments of interest or principal or any part thereof or taxes herein provided to be paid by Buyer, or any part thereof or to perform any of the covenants on Buyer’s part herein provided to be performed by Buyer, then Seller may, at Seller’s option, give notice of intention to declare the whole of the obligation remaining unpaid, due and payable and if any of said delinquent payments or other defaults are not made or cured and completed or full compliance with this Contract be not made by Buyer within thirty (30) days of written notice of the aforesaid declaration to Buyer by Seller, mailed to Buyer at Buyer’s last known address by certified mail, return receipt requested, the whole of the obligation remaining unpaid together with interest reserved for the balance of the Contract shall be forthwith due and payable and this Contract shall be terminated as and for default and Seller may retain all payments and improvements made by Buyer as and for reasonable rental of the premises, actual damages being incapable of ascertainment. It is specifically understood and agreed by and between the parties hereto that all payments and improvements made by the Buyer to Seller up to the time of any default shall be deemed as reasonable rental for delivery and possession and for use and occupancy of the premises to the time of such default.

Upon any default upon the part of the Buyer and after giving the aforementioned thirty (30) day notice, Seller may alternatively, at Seller’s sole discretion, declare the entire balance due and payable and proceed to collect the unpaid balance due under the Contract for Deed from the Buyer in specific performance or pursue such other remedies as Seller may have under the laws of the State of South Dakota including strict foreclosure. It is not the purpose of these provisions to exclude any remedy which may be available. Waiver by Seller at any time of any default hereunder on the part of Buyer shall not constitute a waiver by Seller of any other or subsequent default by Buyer.

In the event of a default on the part of the Buyer, Buyer will, upon failure to cure such default then upon demand, quietly and peaceably surrender the premises and possession thereof to Seller or Seller’s agent.

It is further stipulated and agreed that in the event of Buyer’s default hereunder and if Buyer shall desire to redeem said property from foreclosure, that Buyer shall, as a condition of said redemption, pay all reasonable and necessary attorney’s fees incurred by the Seller to the time of said redemption within the limitations of the applicable laws of the State of South Dakota.

It is further agreed that in the event that Seller shall accept late payment or performance of any of the terms of this Contract to be performed by Buyer, that such acceptance by Seller shall not constitute a waiver of the time of performance under this Contract and Buyer hereby waives the necessity of any demand, objection or notice of default prior to acceptance by Seller of any late payment or performance and does hereby stipulate that time is of the essence of this agreement regardless of the acceptance by Seller of any late payment or payments or performance without objection.

It is further agreed that in the event that Buyer fails to make a payment as required herein within fifteen (15) days of the due date, then Buyer agrees to pay Seller a late charge of five percent (5%) of the payment due. This late charge shall not be construed to waive Buyer’s obligation to pay on time and if Buyer is in default for a period of thirty (30) days following notice of default as provided above, Seller may take such actions as Seller deems advisable.

The Buyer shall be required to reimburse the Seller for any attorney’s fees and costs incurred in giving any notice of default or in any default proceedings as a condition required to cure any such default and failure to do so shall be deemed a failure to cure any default.

DATED this 28th day of March, 2013.

SELLER:

DLORAH, INC.

By:	/s/ Ronald Shape
Its:	CEO

BUYER:

SHARAF 3 PROPERTIES, LLC

By:	/s/ Hani Shafi
Its:	Managing Member

State of South Dakota             )

                                                 ) ss:

County of Pennington             )

On this the 28th day of March, 2013, before me, the undersigned officer, personally appeared Ronald Shape who acknowledged himself to be the CEO of Dlorah, Inc., a corporation, and that he, as such CEO being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by Ronald Shape as CEO.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

Sam Benne

Notary Public, South Dakota

My Commission Expires: 4-1-2016

(SEAL)

State of South Dakota             )

                                                 ) ss:

County of Pennington             )

On this the 28th day of March, 2013, before me, the undersigned officer, personally appeared Hani Shafi who acknowledged himself to be the Managing Member of Sharaf 3 Properties, LLC, a South Dakota Limited Liability Company, and that he, as such Managing Member being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by Hani Shafi as Managing Member.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

Sam Benne

Notary Public, South Dakota

My Commission Expires: 4-1-2016

(SEAL)

EXHIBIT A

ALLOCATION OF SALE PRICE

Parcel No. 1 - Administration Building and Gymnasium

Building and Improvements	$1,550,000.00
Land	450,000.00

TOTAL	$2,000,000.00

Legal Description

Lots 1 through 16 and Lots 25 through 28 and the West One-half of Vacated Third Street Right-of-Way adjacent to Lot 1 all of Block 107, Original Townsite of Rapid City, Pennington County, South Dakota

Parcel No. 2 - Library

Building and Improvements	$550,000.00
Land	450,000.00

TOTAL	$1,000,000.00

Legal Description

Lots 4 through 22 of Block 108 and the East One-half of Vacated Third Street adjacent to Lot 16, all of Block 108, Original Townsite of Rapid City, Pennington County, South Dakota

Parcel No. 3 - Animal Health

Building and Improvements	$200,000.00
Land	$300,000.00

TOTAL	$500,000.00

Legal Description

Lots 1 through 3 and 26 through 32 of Block 108 and the West One-half of Vacated Second Street adjacent to Lot 1 of Block 108, Original Townsite of Rapid City, Pennington County, South Dakota

A-1

Parcel No. 4 - Dormitory

Building and Improvements	$100,000.00
Land	$400,000.00

TOTAL	$500,000.00

Legal Description

Lots 7 through 16 of Block 109 and the East One-half of Vacated Second Street adjacent to Lot 16 of Block 109, Original Townsite of Rapid City, Pennington County, South Dakota

A-2

EXHIBIT B

PERSONAL PROPERTY EXCLUDED FROM SALE

1. All personal property, equipment, including fixtures, which are used for instructional purposes and can be removed without damage to the structural portion of the building, all as located in the Animal Health Building located in Parcel #3 as identified on Exhibit A.

EXHIBIT C

COMMERCIAL LEASE

COMMERCIAL LEASE

PROPERTY ADDRESS: 431 Kansas City Street

                                                         Rapid City, SD 57701

Landlord	Tenant

Sharaf 3 Properties, LLC	Dlorah, Inc. d/b/a
528 Kansas City Street
Rapid City, SD 57701	National American University Central Administration 5301 S. Highway 16, Suite 200 Rapid City, SD 57701

/NAU Lease Agreement	Page 1 of 13

LEASE AGREEMENT

431 Kansas City Street

Rapid City, SD 57701

Landlord	Tenant

Sharaf 3 Properties, LLC	Dlorah, Inc. d/b/a
528 Kansas City Street Rapid City, SD 57701	National American University Central Administration 5301 S. Highway 16, Suite 200 Rapid City, SD 57701

1	Leased Premises	20	Surrender of Leased Premises

2	Use	21	Quiet Enjoyment

3	Lease Term	22	Non-Disturbance

4	Delivery of Leased Premises	23	Force Majeure

5	Options to Renew	24	Eminent Domain

6	Rent	25	Notice

7	Holding Over	26	Default

8	Operating Expenses	27	Assignment and Subletting

9	Security Deposit	28	Relationship Between the Parties

10	Late Fee	29	Representations and Warranties

11	Utilities	30	Brokers

12	Maintenance	31	Attorneys’ Fees

13	Improvements	32	Severability

14	Signage	33	Modification

15	Access to Premises	34	Governing Law

16	Insurance	35	Entire Agreement

17	Damage by Fire or Other Casualty	36	Lease Contingent Upon Approval

18	Waiver of Subrogation

19	Indemnification

Exhibit A       Leased Premises – Legal Description and Drawing

/NAU Lease Agreement	Page 2 of 13

The Parties to this agreement are Sharaf 3 Properties, LLC, a South Dakota limited liability company of 528 Kansas City Street, Rapid City, SD 57701 (Landlord) and National American University, a division of Dlorah, Inc., a South Dakota corporation, of 5301 S. Highway 16, Suite 200, Rapid City, SD 57701 (Tenant) and collectively referred to as Parties.

Landlord hereby leases to Tenant the following-described premises on the terms and conditions set forth below:

1. Leased Premises. The Leased Premises consist of the building (9800 square feet) and the use of 50 parking spaces proximate to the building as depicted in Exhibit A.

1.1 In addition to the Leased Premises, Tenant shall be entitled to Parking which is a part of the Leased Premises for its students and employees, and exclusive use of the Common Areas in and around the building, including elevators, stairs, hallways, and other areas, subject to Landlord’s reasonable rules and regulations.

1.2 Adequate Parking. Adequate Parking will be defined as: 50 Parking spaces proximate to the building included in the description attached as Exhibit A.

2. Use and Exclusivity. The Leased Premises shall be used for the purpose of postsecondary education, including academic, administrative, and other associated activities. During the term of this Lease, Landlord shall not lease or allow an assignment or sublease of space within the building/complex to another postsecondary institution providing animal health educational services in direct competition with Tenant’s animal health educational services without Tenant’s prior written consent.

2.1 Tenant will use the Leased Premises solely for the purposes set forth above. Tenant will not knowingly use or occupy the Leased Premises in violation of law or any covenant, condition or restriction affecting the Building and will, upon notice from Landlord, immediately discontinue any use of the Leased Premises which is declared by any governmental authority having jurisdiction to be a violation of law. However, if such declaration prohibits the main use intended by Tenant, Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord. Once in possession of the Leased Premises and after Landlord completes any required work to the Premises, Tenant, at Tenant’s own cost and expense, will maintain compliance with all laws, ordinances, regulations, rules or any directives of any governmental agencies or authorities having jurisdiction which will, by reason of the nature of Tenant’s use or occupancy of the Leased Premises, impose any duty upon Tenant or Landlord with respect to the Leased Premises or its use or occupation, including obtaining all licenses and permits required for Tenant’s business. Tenant will not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or property located therein. Tenant will, within ten (10) business days after written demand therefore, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section. Tenant will not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, including causing excessive noise, odors, or blocking or obstructing sidewalks, or entrances, or use or allow the Leased Premises to be used for any unlawful purpose, nor will Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises. Tenant will not commit or suffer to be committed any waste in or upon the Leased Premises.

/NAU Lease Agreement	Page 3 of 13

3. Lease Term. The initial term of this Lease shall be for a period of ten(10) years from the Commencement Date.

3.1 Lease Termination. Tenant may, at any time, on or after May 31, 2018, terminate this Lease upon twelve (12) months prior notice, said notice to be given in the manner required under this Lease Agreement.

4. Delivery of Leased Premises – Commencement Date. The Leased Premises will be considered delivered to Tenant “as is” on June 1, 2013, with Tenant already in possession.

5. Options to Renew. Provided Tenant is not in default under the terms of this Lease beyond applicable notice and cure periods, Tenant shall have one (1) option to renew this Lease, for a period of five (5) years according to its present terms with the exception that the term of the Lease shall be five (5) years instead of ten (10) Tenant shall provide Landlord with written notice of its intent to exercise each option at least six (6) months prior to the expiration of the applicable term.

6. Rent. Tenant shall pay to Landlord monthly rent stated below, due and payable in advance on the first day of each month during the Lease Term.

Period	Monthly Rent		Rent Per Square Foot
Months 1 – 120		$7,350.00		$9.00
Months -	$		$
Months -	$		$

7. Holding Over. If after expiration or earlier termination of the Term, Tenant remains in possession of the Leased Premises with Landlord’s permission (express or implied), Tenant will become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Rent), but the monthly installments of Rent payable by Tenant shall be increased to one hundred and twenty-five percent (125%) of the monthly installments of Base Rent payable by Tenant at the expiration of the Term unless otherwise agreed in advance thereof. Such monthly Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it must give the other party not less than thirty (30) days’ advance written notice of the date of termination.

8. Operating Expenses. In addition to rent, Tenant shall pay to Landlord its proportionate share of expenses incurred in the operation of the Leased Premises, including real estate taxes, based upon Tenant’s percentage of the net rentable square footage of the building. Tenant’s percentage of the net rentable square footage of the Building is 100%.

/NAU Lease Agreement	Page 4 of 13

8.1 Operating Expenses shall mean all costs, expenses and disbursements of maintaining and operating the Building and Real Estate, including but not limited to all taxes that would first become delinquent in the event of non-payment during the term of this Lease, assessments levied upon the Real Estate, fixtures, and personal property used by Landlord at the Real Estate, all insurance costs, all costs of labor, material and supplies for maintenance, repair, non-capital replacement, and operation of the Real Estate, including but not limited to line painting, lighting, snow removal, landscaping, exterior cleaning, common utilities, depreciation of machinery and equipment used in such maintenance, repair and replacement, and management costs, including the salaries of on-site personnel below the level of Property Manager. Any increase in Operating Expenses, except for Real Estate Taxes, insurance, utilities and snow removal shall not be more than four percent (4%) annually on a non-cumulative basis. “Operating Expenses” shall not include: the cost of capital improvements; expenses for repairs, replacements, and general maintenance which is caused by fire, windstorm, casualty or any other insurable occurrence; alterations attributable solely to any tenants or prospective tenants of the Building other than Tenant; principal and interest payments; depreciation of the Building or Real Estate improvements or its contents or components; accounting and legal fees relating to the ownership, construction, leasing or sale of the Building, or Real Estate; all expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees; all bad debt loss, or rent loss; expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, or advertising.

8.2 On or before December 1 of each year, after the date of commencement, Landlord will provide Tenant with its written estimate of the Operating Expenses for the following year. Thereafter, beginning on January 1, Tenant shall pay its share of the year’s estimated Operating Expenses in equal monthly installments, due and payable with monthly rent.

8.3 On or before March 1 of each year Landlord shall determine the actual operating expenses for the previous calendar year and furnish a copy of such calculation to Tenant. If the payments made by Tenant exceeded Tenant’s share of the actual operating expenses during the previous year, the excess shall be applied to the current year’s monthly payments. If Tenant’s portion of the actual operating expenses exceeded Tenant’s monthly payments, Tenant shall pay the deficiency to Landlord within thirty (30) days after receipt of notice.

8.4 At Tenant’s request, Landlord will promptly provide evidence of the actual operating expenses incurred for the building for the previous eighteen month period. In the event of a conflict between the parties, Landlord shall permit inspection of its records at Tenant’s expense.

8.5 On or before March 1 of the year following the termination of this Lease, Landlord shall determine Tenant’s share of the actual operating expenses for the previous calendar year. The appropriate party shall pay the difference between the estimated and actual expenses to the other party by March 31.

9. Security Deposit. Tenant agrees to pay Landlord a Security Deposit in the amount of $ N/A_, which amount will be deposited with Landlord upon execution of this Lease (regardless of the Rent Commencement Date), as security for Tenant’s faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. Provided Tenant is not then in default of any of its obligations hereunder at the time of Termination of this Lease and the tenancy of Tenant, Landlord shall return the Security Deposit (or balance remaining after application of the Security Deposit to any amounts due from Tenant pursuant to this Lease) to Tenant. Landlord will provide along with the remaining Security Deposit balance an accounting of the application of the Security Deposit to Tenant within thirty (30) days of such application or Termination of this Lease.

/NAU Lease Agreement	Page 5 of 13

10. Late Fee. If Tenant fails to pay rent, operating expenses, or any other amounts required to be paid to Landlord under this Lease, on or before the tenth day after such payment is due, Tenant shall pay Landlord a late fee of One Hundred Dollars ($100.00). This late fee will be waived for the first occurrence of such a failure in any one calendar year.

11. Utilities. Tenant shall directly pay all separately metered utilities for the Leased Premises. The separately metered utilities for the Leased Premises are checked below:

x	Electricity
x	Gas
x	Water

Landlord shall provide all common utilities and all utilities serving Common Areas as a part of the Operating Expenses.

12. Maintenance. Landlord shall maintain in good and safe condition the common areas, the structural portions of the Building, including the foundations, load-bearing and exterior walls (excluding glass), sub-flooring, roof (including skylights), and those portions of the electrical systems, plumbing systems, and main sewer system that are installed or furnished by Landlord, and which are not located within the Leased Premises, as well as the gutters and downspouts on the Building which serve the Leased Premises.

12.1 Tenant shall maintain the Leased Premises, including the sewage disposal, if applicable, and plumbing systems within the Leased Premises, at its own expense and shall surrender the same to Landlord in good condition at the termination of this Lease, normal wear and tear excepted.

12.2 If Landlord fails or refuses to maintain the Leased Premises or common areas as required by this Lease within thirty (30) days from the date on which Tenant makes a written demand on Landlord, or at any time in the event of an emergency, Tenant may perform such maintenance, repair, or replacement. All sums reasonably disbursed, deposited or incurred by Tenant in connection with such performance, shall be paid by Landlord to Tenant within thirty (30) days of demand; if not paid with thirty days, Tenant at its election may offset such amounts against rent.

/NAU Lease Agreement	Page 6 of 13

13. Improvements. Tenant shall not make Alterations to the Leased Premises without obtaining the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may make minor non-structural changes costing less than Ten Thousand Dollars ($10,000.00) in any twelve (12) month period to the Leased Premises without Landlord’s consent, but after providing Landlord with ten (10) business days prior written notice of its intent to make such changes. Landlord approved improvements will be considered part of the Leased Premises and will not require removal upon Lease Termination unless considered a trade fixture by Tenant. All work with respect to any Alterations or changes shall be done in a good and workmanlike manner by properly qualified and licensed personnel and in accordance with local building code and such work shall be diligently prosecuted to completion. Tenant shall pay the costs of any work done on the Leased Premises pursuant to this section, and shall keep the Leased Premises and Building free and clear of liens of any kind, except in the event of a legitimate dispute with a contractor. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Unless otherwise agreed by the parties, all Leasehold Improvements and Alterations made to the Leased Premises shall become the property of Landlord and be surrendered with the Leased Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed from the Leased Premises shall remain the property of Tenant and may be removed. Tenant shall promptly repair any damage to the Leased Premises or to the Building resulting from such removal.

14. Signage. Tenant shall be allowed to place and maintain signs as set forth in current locations in accordance with applicable law. Tenant will own and will be responsible for all liability associated with placement and maintenance of the signage.

15. Access to Premises. Landlord, its employees and agents may enter the Leased Premises with Tenant’s prior consent at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants, and making repairs, alterations or improvements to the Leased Premises. In the event of an emergency, Landlord, its employees and agents may enter the Leased Premises without Tenant’s consent for the purpose of abating the condition.

16. Insurance. Tenant shall carry general commercial liability insurance covering the Leased Premises and Tenant’s use of the premises for any casualty resulting in bodily injury, death or property damage. Such coverage shall be in the minimum amount of one million dollars ($1,000,000.00) for each occurrence and three million dollars ($3,000,000.00) general aggregate. The policy shall name Landlord as an additional insured and include an endorsement that the insurer will notify Landlord at least thirty (30) days prior to any material modification or cancellation of such policy.

17. Damage by Fire or Other Casualty. If, during the term of this Lease, the Leased Premises shall be so damaged by fire or any other cause except Tenant’s negligent or intentional act so as to render the Leased Premises untenantable, the rent shall be abated while the Leased Premises remain untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease, and shall notify Tenant in writing of its election within sixty (60) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on without unnecessary delay. In the event Landlord elects not to repair the Leased Premises, the Lease shall be deemed canceled as of the date of the damage. Such period of untenantability shall not extend the Lease term.

/NAU Lease Agreement	Page 7 of 13

18. Waiver of Subrogation. Landlord and Tenant agree that the party carrying insurance and suffering any loss covered by that insurance releases the other from all claims with respect to that loss, including claims with respect to the negligence of the other party. Landlord and Tenant agree that their respective insurance companies shall have no right of subrogation against the other on account of any such loss except as otherwise specifically provided herein.

18.1 Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give to each insurance company which has issued to it policies of casualty and liability insurance written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

19. Indemnification. Subject to the waiver of subrogation set forth in the previous section, each party shall indemnify, hold harmless, and defend the other party from and against any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorneys’ fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with: (a) a failure to perform any of the agreements, terms, or conditions required by this Lease; (b) a failure to comply with any law, statute, ordinance, regulation, or order of any governmental authority; or (c) any death or personal injury, or damage to, or loss of property that may occur on or about the premises, except as the same may be the result of the negligence or willful misconduct of the other party, its employees, or agents. The obligations under this section shall survive the termination of this Lease.

20. Surrender of Leased Premises. Tenant will peaceably surrender the Leased Premises to Landlord on the Lease Expiration Date or upon early termination of the Lease, in broom-clean condition and in as good condition as when Tenant took possession, except for reasonable wear and tear. Any damage to the Leased Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s Property shall, at Landlord’s election, be repaired by either Landlord or Tenant, but in either case at Tenant’s expense. Tenant shall remove Tenant’s Property on or before the date that Tenant surrenders the Leased Premises. Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of not less than twenty (20) days of the exact date Tenant will surrender the Leased Premises so that Landlord and Tenant can schedule a walk through of the Leased Premises to review the condition of the Leased Premises and identify the Trade Fixtures, and any unapproved Leasehold Improvements, Alterations, additions or changes which Tenant plans to remove and any repairs Tenant is to make upon surrender of the Leased Premises.

21. Quiet Enjoyment. Landlord shall ensure and protect Tenant’s quiet enjoyment of the Leased Premises during the term of this Lease.

/NAU Lease Agreement	Page 8 of 13

22. Non-disturbance. Landlord shall promptly obtain and deliver to Tenant a non-disturbance agreement from each mortgagee and other lien holder providing that this Lease shall survive all actions taken to enforce the mortgage or lien and that mortgagee or lien holder shall not disturb Tenant’s possession of the Premises, so long as Tenant is in full compliance with all of the covenants, terms and conditions of the Lease. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or lien, Tenant shall attorn to the purchaser, at such foreclosure sale, if requested to do so by such purchaser.

23. Force Majeure. In the event that Landlord or Tenant shall be unable to perform any act or thing required hereunder by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; adverse weather conditions or other acts of God; acts of omissions of governmental or political bodies; or civil disturbances or riots, then both parties shall be excused from performing their obligations under the Lease during such period. Both parties’ obligations to perform all covenants and agreements under this Lease shall immediately resume upon termination of such condition and the Lease shall be extended for a period equivalent to the length of such delay.

24. Eminent Domain. If any part of the Leased Premises is taken by public authority under the power of eminent domain, then this Lease shall terminate as to that portion of the premises, with rent adjusted accordingly. If such taking prevents the practical use of the premises for Tenant’s purposes, Tenant may terminate this Lease by giving written notice of such termination to Landlord not later than thirty (30) days after the taking. Any award of damages for such taking shall be the exclusive property of Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease.

25. Notice. Any notice that one party is required by this Lease Agreement to give to the other party shall be given by first class mail, or by actually delivering the same to the party’s address(es) indicated below, or such subsequent address(es) as one party may furnish in writing to the other party.

Landlord	Tenant
Sharaf 3 Properties 528 Kansas City Street Rapid City, SD 57701	Dlorah, Inc. d/b/a National American University Attn: Business Office 5301 S. Highway 16, Suite 200 Rapid City, SD 57701

Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or two days after it is deposited in the United States mail.

26. Default.

26.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

/NAU Lease Agreement	Page 9 of 13

26.1.1. If Tenant abandons or vacates the Leased Premises. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Leased Premises for fifteen (15) days or longer while in default of any provision of this Lease; or

26.1.2. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for ten (10) days after written notice thereof from Landlord to Tenant after such payment is due and payable; or

26.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease, and except with respect to Subsections 26.1.1. and 26.1.2. above, such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under applicable Unlawful Detainer statutes; or

26.1.4. If a writ of attachment or execution is levied on this Lease or on any of Tenant’s Property located on the Leased Premises;

26.2 Landlord’s Default. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within thirty (30) days, if Landlord does not commence to cure the failure within that thirty (30) day period), then such failure shall constitute a default hereunder.

26.3 Remedies. In the event of any default by either party hereunder, the other party will be entitled to any and all remedies available under law and equity, with each party having a duty to act reasonably and to mitigate damages resulting from any breach or default.

27. Assignment and Subletting. Tenant may not assign or sublease any interest in the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. However, Tenant may assign this Lease Agreement to any entity that is a direct successor to Tenant without Landlord’s consent provided that the use of the Leased Premises does not change.

28. Relationship Between the Parties. Landlord and Tenant shall not, by virtue of the execution of this Lease or the leasing of the Leased Premises, become or be deemed partners or joint venturers.

29 Representations and Warranties. Landlord represents and warrants that: it is duly organized and in good standing in accordance with the laws of the state in which it is organized.

/NAU Lease Agreement	Page 10 of 13

30. Brokers. The parties acknowledge that     N/A            represents Landlord and     N/A            represents Tenant in this transaction.

31. Attorneys’ Fees. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and disbursements, as allowed by law.

32. Severability. If any provision of this Lease is determined to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect unless such determination shall effectively terminate the ability of Tenant to utilize the Leased Premises for its intended purpose.

33. Modification. There may be no modification of this Lease Agreement, except in writing, executed with the same formalities as this instrument.

34. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Leased Premises are located.

35. Entire Agreement. This instrument constitutes the entire agreement regarding the subject matter, and supersedes all previous communications, representations, or agreements, either verbal or written, between the parties.

Signed in duplicate on the date(s) set forth in the acknowledgments. This Lease is effective as of the last date of signature.

SHARAF 3 PROPERTIES, LLC	DLORAH, INC. D/B/A
Landlord	NATIONAL AMERICAN UNIVERSITY
Tenant

By:	By:

Title:	Title:

Date:	Date:

Acknowledgments on following page

/NAU Lease Agreement	Page 11 of 13

STATE OF                 )

                                     ) SS.

COUNTY OF             )

On this the         of             , 2013, before me, the undersigned officer, personally appeared                 , who acknowledged         self to be the                         of                         , and that     he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the                 by     self in such capacity.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

(SEAL)
Notary Public
My commission expires:

STATE OF SOUTH DAKOTA )

                                                     ) SS.

COUNTY OF PENNINGTON  )

On this the         of             , 2013, before me, the undersigned officer, personally appeared Dr. Ronald Shape, who acknowledged himself to be the Chief Executive Officer of National American University, a division of Dlorah, Inc., a South Dakota corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the university by himself in such capacity.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

(SEAL)
Notary Public
My commission expires:

/NAU Lease Agreement	Page 12 of 13

Exhibit A – Legal Description and Drawing of Leased Premises

The building (9800 square feet) located at 201 Kansas City Street on the following described property:

Lots 1 through 3 and 26 through 32 of Block 108 and the West One-half of Vacated Second Street adjacent to Lot 1 of Block 108, Original Townsite of Rapid City, Pennington County, South Dakota and the use of 50 parking spaces proximate to the building.

/NAU Lease Agreement	Page 13 of 13